Exhibit 10.26

SHARE PURCHASE AND DEBT SETTLEMENT AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of January 25, 2024, between PlantX Life Inc., a company existing under the laws of the Province of British Columbia (the “Seller”), and Cay Innovations Limited, a company existing under the laws of the Bahamas (including its successors and assigns, a “Purchaser”).

WHEREAS, Seller is indebted to the Purchaser for an amount of US$2,250,000 for loans outstanding (the “Debt”), as evidenced by the Convertible Promissory Note dated July 25, 2022.

WHEREAS, the Seller owns and has registered in its name Shares of the Veg House Holdings Inc., a Cayman Islands company (“Veg”), and the Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, the number of Shares set forth on the signature page hereto (the “Purchased Shares”), at a deemed price of US$1 per share, in full and final payment and satisfaction of the Debt and any other amounts which may be due or accruing due as a result of the Debt;

WHEREAS, the Seller and Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration requirements of the Securities Act;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1        Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday, any day which is a federal legal holiday in the United States, a statutory or civil holiday in the Province of Ontario, or other day on which commercial banks in the New York City, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the New York City, New York are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to Section 2.1.

“Closing Date” means the Business Day on which this Agreement has been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’ obligations to pay the Purchase Amount and (ii) the Seller’s obligations to deliver the Purchased Shares, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Encumbrances” means all mortgages, liens, charges, hypothecs, security interests, adverse claims, pledges, encumbrances, options, warrants, rights, privileges and demands whatsoever.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Liens” means any liens, mortgages, hypothecs, pledges, assignments, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by applicable law, contract or otherwise) capable of becoming any of the foregoing;

“Per Share Purchase Price” means US$1

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Amount” means the aggregate amount of Debt to be settled in exchange for the Purchased Shares as set forth on the signature page hereto, calculated by multiplying the number of Purchased Shares by the Per Share Purchase Price, payable as provided herein.

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares, par value $0.0001, in the capital of the Veg, and any other class of securities into which such securities may hereafter be reclassified or changed.

“United States” or “U.S.” means, as the context requires, the United States of America, its territories and possessions, any state of the United States, and/or the District of Columbia.

“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S.

“U.S. Purchaser” means a Purchaser who is a Person in the United States or a U.S. Person, or was offered the Purchased Shares, or executed or delivered this Agreement, in the United States. For greater certainty, a “U.S. Purchaser” does not include a Purchaser that is a discretionary or similar account (other than an estate or trust) that is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) of Regulation S, and is held on behalf of a Person that is not a U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States.

“US$” means U.S. dollars.

ARTICLE II.
PURCHASE AND SALE

2.1        Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Seller agrees to sell, and the Purchaser, agrees to purchase, at the Per Share Purchase Price, the Purchased Shares, in full and final payment and satisfaction of the Debt and any other amounts which may be due or accruing due as a result of the Debt, and the Purchaser agrees to accept the Purchased Shares in full and final payment and satisfaction of the Debt and any other amounts which may be due or accruing due as a result of the Debt shall thereafter be terminated and of no further force or effect. The Seller shall deliver to Purchaser the Purchased Shares as provided in Section 2.2(a), and the Seller and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall complete electronically on the Closing Date.

2.2	Deliveries.

(a)        On or prior to the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser (or as otherwise indicated) the following:

(i)       this Agreement duly executed by the Seller;

(ii)      a certified corporate share register showing the Purchaser as the registered owner of the Purchased Shares; and

(b)        On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller, this Agreement duly executed by the Purchaser.

2.3	Closing Conditions.

(a)        The obligations of the Seller hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless any representations and warranties are made as of a specific date, in which case they shall be accurate in all material respects (or all respects, as applicable) as of such date);

(ii)       all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)      the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)        The obligation of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Seller contained herein (unless any representations and warranties are made as of a specific date, in which case they shall be accurate in all material respects (or all respects, as applicable) as of such date);

(ii)       all obligations, covenants and agreements of the Seller required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)       the delivery by the Seller of the items set forth in Section 2.2(a) of this Agreement.

2.4	Release of Security.

2.5       Upon delivery by the Seller of the items set forth in Section 2.2(a) of this Agreement, the Purchaser shall release and discharge (or cause to be released and discharged) at no cost to the Seller, as soon as reasonably possible and in a form satisfactory to the Seller, its right and interest in the assets of the Seller pursuant to any Liens.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchaser:

(a)       Purchased Shares. The Seller owns, directly, not less than the number of Purchased Shares free and clear of any Encumbrances. No Person has any right, privilege, option, warrant or agreement, contingent or otherwise, or any of the foregoing capable of become any right, privilege, option, warrant or agreement, to purchase or otherwise acquire, directly or indirectly, any of the Purchased Shares or any interest or entitlement therein.

(b)        Organization and Qualification. The Seller is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Seller is not in material violation or default of any provision of its certificate or articles of incorporation, by-laws, notice of articles, articles or other organizational or charter documents.

(c)        Authorization; Enforcement. The Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Seller and the consummation by it of the transaction contemplated hereby has been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller. This Agreement has been (or upon delivery will have been) duly executed by the Seller and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(d)        No Conflicts. The execution, delivery and performance by the Seller of this Agreement, the sale of the Purchased Shares to the Purchaser and the consummation by it of the transaction contemplated hereby do not and will not (i) violate any provision of the Seller’s certificate or articles of incorporation or formation, bylaws, limited liability company operating agreement, notice of articles, articles of continuance, articles or other organizational or charter documents, or (ii) constitute a default (or an event that, to the knowledge of the Seller, with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Seller, or, to the knowledge of the Seller, give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (iii) to the knowledge of the Seller, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including applicable securities laws and regulations), or by which any property or asset of the Seller is bound or affected.

(e)        Filings, Consents and Approvals. The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller of this Agreement.

(f)         Litigation. There is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Seller before or by any court, arbitrator, governmental or administrative agency or regulatory authority with respect to the Shares.

(g)        Compliance. The Seller is: (i) not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Seller under), and the Seller has not received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all applicable laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(h)        Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transaction contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transaction contemplated by this Agreement.

(i)         Private Placement. Assuming the accuracy of the Purchaser’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Purchased Shares to the Purchaser as contemplated hereby.

(j)         Foreign Corrupt Practices. The Seller has not and to the knowledge of the Seller, any agent or other person acting on behalf of the Seller, has not (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Seller (or made by any person acting on its behalf of which the Seller is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(k)        Office of Foreign Assets Control. The Seller is not and to the Seller’s knowledge, any director, officer, agent, employee or Affiliate of the Seller is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC).

(l)         U.S. Real Property Holding Corporation. The Seller is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(m)       Money Laundering. The operations of the Seller have been conducted at all times in compliance with all applicable Canadian financial record-keeping and reporting requirements, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Seller with respect to the Money Laundering Laws is pending or, to the knowledge of the Seller threatened.

(n)        Survival. The foregoing representations and warranties shall survive the Closing Date.

3.2        Representations and Warranties of the Purchaser. The Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Seller as follows:

(a)        Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transaction contemplated by this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)        Own Account. The Purchaser understands the Purchased Shares will be  sold as “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Purchased Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Purchased Shares in violation of the Securities Act or any applicable state securities law.

(c)        International Purchaser. The Purchaser is a resident of a country other than Canada or the United States (an “International Jurisdiction”) and represents and warrants that:

(i)        the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Agreement, if any;

(ii)        the Purchaser is purchasing the Purchased Shares under exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchased Shares under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iii)        the applicable securities laws do not require the Seller to file a prospectus, registration statement or similar document or to register the Purchased Shares or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(iv)        the delivery of this Agreement, the acceptance of it by the Seller and the issuance of the Purchased Shares to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Seller to become subject to any disclosure, prospectus, offering memorandum, registration or reporting requirements under any such applicable laws or require the Seller to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Seller; and

(v)         the Purchaser will, if requested by the Seller, or its counsel, deliver to the Seller a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (i), (ii) and (iii) above to the satisfaction of the Seller and its counsel, acting reasonably;

(vi)        it is not a “U.S. Person” and is not acquiring the Purchased Shares for the account or benefit of a U.S. Person or a person in the United States. A “U.S. Person” is defined by Regulation S under the Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States;

(vii)       the Purchased Shares have not been offered to the Purchaser in the United States, and the individuals making the order to purchase the Purchased Shares and executing and delivering this Agreement on behalf of the Purchaser were not in the United States when the order was placed or when this Agreement was executed or delivered; and

(viii)      it undertakes and agrees that it will not offer or sell the Purchase Shares in the United States unless such Purchased Shares are registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Purchased Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules. policies and orders and any stock exchange rules.

(d)        Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Access to Information. The Purchaser acknowledges that it has had (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Veg concerning the terms and conditions of the sale of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about Veg, its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)          No Registration. The Purchaser acknowledges that the purchase of the Purchased Shares by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser resides and does not give rise to any obligation of Veg to prepare and file a registration statement or similar document or to register the Purchased Shares or to be registered with or to file any report or notice with any governmental or regulatory authority in such jurisdiction.

(g)          No Conflicts. The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of Purchased Shares and the completion of the transactions described herein by the Purchaser, will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions (if applicable) of the Purchaser or any other laws applicable to the Purchaser, any agreement to which the Purchaser is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

(h)          Patriot Act. The funds representing the aggregate Purchase Amount that will be paid by the Purchaser hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Purchaser acknowledges that the Seller may in the future be required by law to disclose the Purchaser’s name and other information relating to the subscription agreement and the Purchaser’s purchase hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the aggregate Purchase Amount to be delivered by the Purchaser hereunder (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a Person who has not been identified to or by the Purchaser, and it shall promptly notify the Seller if the Purchaser discovers that any of such representations ceases to be true and provide the Seller with appropriate information in connection therewith.

(i)          Survival. The foregoing representations and warranties shall survive the Closing Date.

The Seller acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser's right to rely on the Seller's representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Purchased Shares may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Purchased Shares other than pursuant to an effective registration statement or pursuant to an available exemption under the Securities Act, Veg may require the transferor thereof to provide to Veg an opinion of counsel, selected by the transferor and reasonably acceptable to Veg, the form and substance of which opinion shall be reasonably satisfactory to Veg to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)          The Purchaser understands and agrees to the imprinting, so long as is required by this Section 4.1, of a U.S. legend on any of the Securities in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

4.2 Blue Sky Filings. The Seller and Purchaser agree to co-operate and make any applicable filings under state securities or “Blue Sky” laws of the states of the United States.

ARTICLE V.

MISCELLANEOUS

5.1          Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by United States nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.3          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, amended or assigned.

5.4          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.5          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.6          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party hereto agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal and state courts sitting in the County of New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

5.7         Survival. Following the Closing and the delivery of the Shares, the parties shall have no obligations to each other, other than in respect of Article III (Representations and Warranties), Section 4.1 (Transfer Restrictions), Section 4.6 (Blue Sky Filings), Section 5.1 (Entire Agreement), Section 5.2 (Notices), Section 5.5 (Successors and Assigns), Section 5.6 (Governing Law) and this Section 5.7 (Survival), which shall each survive indefinitely.

5.8        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.9        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.10     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.11     Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to review this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

5.12     Currency. All references to currency herein shall be deemed to refer to United States dollars, unless otherwise specified.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLANTX LIFE INC.		Address for Notice: 6800 Indian Creek Dr. Suite 1E Miami Beach, FL 33141 Attention: Sean Dollinger, CEO Email: sean@plantx.com

By:
Name: Lorne Rapkin
Title: Chief Executive Officer

CAY INNOVATIONS LIMITED		Address for Notice: Lyford Financial Centre, Lyford Cay, Nassau, bahamas Attention: Kumar Abhishek Email: cayinnovation@gmail.com

By:
Name: Kumar Abhishek
Title: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchased Shares:	2,250,000

Purchase Amount:* US$	2,250,000

* Number of Purchased Shares times US$2,250,000

Name of Purchaser:	Kumar Abhishek

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:	Kumar Abhishek

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	cayinnovation@gmail.com

Address for Notice to Purchaser:

Lyford Financial Centre, Lyford Cay, Nassau, bahamas

Address for Registration of Shares:

Lyford Financial Centre, Lyford Cay, Nassau, bahamas